CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer, and I, James Howley, Chief Financial Officer, Chief Accounting Officer and Treasurer of Rydex Variable Trust (the “Registrant”) each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	September 2, 2026	/s/ Brian E. Binder
Brian E. Binder President and Chief Executive Officer (Principal Executive Officer)

Date:	September 2, 2026	/s/ James Howley
James Howley Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)